PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CIVIC BANCORP

    The undersigned appoints                          and                          as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Civic BanCorp standing in the name of the undersigned with all powers which the undersigned would possess if presented at the Special Meeting of Shareholders of Civic BanCorp to be held February 15, 2002 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side.)

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YOUR VOTE IS IMPORTANT!

You can vote by marking, signing and dating your proxy card
and returning it promptly in the enclosed envelope.

PLEASE VOTE

Please mark your votes as indicated in this example:	X

		FOR	AGAINST	ABSTAIN
1.	To approve the acquisition of Civic BanCorp by City National Corporation by means of a merger of Civic BanCorp with and into City National Corporation.	/ /	/ /	/ /

	I/WE PLAN TO ATTEND THE SPECIAL MEETING			/ /

Signature(s):	Dated:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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